Eventbrite Reports Fourth Quarter and Fiscal Year 2018 Financial Results
3/7/2019
SAN FRANCISCO--(BUSINESS WIRE)-- Eventbrite (NYSE: EB), a global ticketing and event technology platform, today announced it reported fourth quarter and fiscal year 2018 financial results. Please visit the Eventbrite investor relations website https://investor.eventbrite.com to view the fourth quarter 2018 shareholder letter. A copy of the unofficial transcript of the conference call will be available after the call on the Eventbrite investor relations website.
Today the company will host a live audio webcast of its conference call to discuss the results at 2 p.m. PT (5 p.m. ET).
What: Eventbrite Fourth Quarter 2018 Earnings Conference Call
When: Thursday, March 7, 2019
Time: 2 p.m. PT (5 p.m. ET)
Live Call: (866) 393-4306 or (734) 385-2616
Webcast: https://investor.eventbrite.com
Participants may access the live and archived webcast in listen-only mode on the Eventbrite investor relations website at https://investor.eventbrite.com/financials/quarterly-results. The archived webcast of the conference call will be available following the call.
About Eventbrite:
Eventbrite is a global ticketing and event technology platform that provides creators of events of all shapes and sizes with tools and resources to seamlessly plan, promote, and produce live experiences around the world. Eventbrite’s powerful platform, which can be accessed online or via mobile apps, scales from basic registration and ticketing to a fully featured event management platform. Customers include Newport Folk and Jazz Festivals, Pitchfork Music Festival, and Wanderlust, in addition to top venues and promoters that include Bowery Ballroom, the Brooklyn Bowl, and The Troubadour. Eventbrite was founded by Julia Hartz, Kevin Hartz, and Renaud Visage and launched operations in 2006. The company has more than 1,000 employees in 14 offices around the world. Learn more at www.eventbrite.com.
Eventbrite
Investor Contact:
Stacey Finerman
investors@eventbrite.com
or
Media Contact:
press@eventbrite.com